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                   CONSULTING AGREEMENT

     THIS AGREEMENT FOR CONSULTING SERVICES (the
"Agreement") is entered into and effective as of August 15, 2001 by and between Cliff Mastricola (the "Consultant") of
Suite #401 - 1020 Prospect St., La Jolla, CA 92037, and
Green Fusion Corporation, a corporation ("Green Fusion").

1.   RECITAL

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1 Green Fusion desires to engage the services of the Consultant to assist it with respect to business development.

1.2 The Consultant desires to provide such business development services to Green Fusion as a contractor and pursuant to the terms and conditions set forth herein.

2.   NATURE AND EXTENT OF CONSULTING SERVICES

2.1  Term of Agreement
     -----------------
     This Agreement shall be for a term
     of six (6) months and shall terminate on February 15, 2002.

2.2  Duties of Consultant
     --------------------
     During the term of this
     Agreement, Consultant shall provide advice to undertake for and consult with Green Fusion concerning the Company's business development. More specifically, the Consultant will:

     1. Consult with the Company concerning on-going strategic corporate planning and long-term investment policies, including any revision of the Company's Business Plan;
     2. Render advice with respect to leasing and/or other financing arrangements;
     3. Consult with and advise the Company with regards to potential mergers and acquisitions, whether the Company be the acquiring Company or the target of acquisition;
     4. Evaluate the Company's managerial, marketing and sales requirements.

         With respect to the duties of consultant, it is specifically understood that advice rendered by consultant with respect to financing arrangements will not include financings involving any securities issuance whether equity or debt. It is further understood that consultation and/or advice by consultant with regards to mergers and acquisitions shall not be a merger or acquisition that has the effect of directly or indirectly taking a private company public.

2.3  Devotion to Duty
     ----------------
     Consultant agrees to devote such
     time as is reasonable on an "as needed" basis with respect to the subject business development services.

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     Consultant is free to represent or perform services for
     other clients, provided it does not interfere with the duties contained in this Agreement.

2.4  Duties of Green Fusion
     ----------------------
     Green Fusion shall provide
     Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

2.5  Compensation
     ------------
     In consideration of entering into this Agreement, Green Fusion shall issue to Consultant 60,000 shares of Green Fusion's common stock which shares are fully paid upon the execution hereof and the binding of the Consultant to the obligations herein.
     If Consultant faithfully performs his duties hereunder for two months following the date hereof, Green Fusion shall issue to Consultant an additional 60,000 shares of Green Fusion's common stock which shares shall be fully paid upon the issuance thereof. If Consultant faithfully performs his duties hereunder for four months following the date hereof, Green Fusion shall issue to Consultant an additional 60,000 shares of Green Fusion's common stock which shares shall be fully paid upon the issuance thereof. Consultant shall be bound to perform his duties during the remainder of the term of this Agreement. The Company shall also reimburse the Consultant for actual out-of-pocket expenses including, but not limited to, facsimile, postage, printing, photocopying, and entertainment, incurred by the Consultant without the prior consent of the Company and in connection with the performance by the Consultant of its duties hereunder, the Company shall also reimburse the Consultant for costs of all travel and related expenses hereunder, provided that all such costs and expenses have been authorized, in advance, by the Consultant shall not expend more than $1,000.00 on any expense without the prior written approval of the Company. This paragraph does not relate to consideration for services pursuant to 2.2.3.

     Compensation for paragraph 2.2.3
     --------------------------------
     If at any time during
     the term of this Agreement and for a period of five (5) years following the termination of this Agreement, the Company merges with, acquires assets to any other property, or obtains any financing from any of the entities or affiliations of the Consultant, it's agents, representatives, advisors or consultants introduced to the Company, the Company will pay a finder's fee in cash equal to 5% of the total gross proceedings of such transaction. If required by applicable law, or at the election of the Consultant, the finder's fee will be deemed to have been earned by and be paid to a placement agent selected exclusively by the Consultant.

2.6  Nondisclosure of Information
     ----------------------------
     Consultant agrees that
     it will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any

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     information of any kind, nature or description concerning any matters affecting or relating to the business of Green
     Fusion.

2.7  Assignment of Agreement
     -----------------------
     Due to the personal nature of
     the services to be rendered by the Consultant, this Agreement may not be assigned by the Consultant without the prior written consent of Green Fusion.

2.8  Prohibited Activities
     ---------------------
     Consulting services provided
     under this agreement shall not include:

   * services in connection with the offer or sale of securities in a capital-raising transaction;
   * services that directly or indirectly promote or maintain a market for the securities of Green Fusion including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;
   * services providing investor relations or shareholder communications;
   * consultation on mergers that take a private company public;
   * consultation in connection with financing that involves any securities issuance, whether equity or debt.

3.   CO-OPERATION, ARBITRATION, INTERPRETATION, MODIFICATION
     AND ATTORNEY FEES

3.1  Co-operation of Parties
     -----------------------
     The parties further agree that
     they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and prefect the purposes of this Agreement.

3.2  Arbitration
     -----------
     The parties hereby submit all
     controversies, claims, and matters of difference arising out of this Agreement to arbitration in the Province of British Columbia, according to the rules and practices of the Canadian Arbitration Association.
     This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of British Columbia.

3.3  Interpretation of Agreement
     ---------------------------
     The parties agree that
     should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favour of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

3.4  Modification of Agreement
     -------------------------
     This Agreement may be amended or modified in any way and at any time by an instrument in writing, signed by each of the parties hereto, stating the manner in which it is amended or modified. Any such writing

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     amending or modifying of
     this Agreement shall be attached to and kept with this Agreement.

3.5  Legal Fees
     ----------
     If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

3.6  Entire Agreement
     ----------------
     This Agreement constitutes the entire
     Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

3.7  Counterparts
     ------------
     This Agreement may be signed in one or
     more counterparts.

3.8  Facsimile Transmission Signatures
     ---------------------------------
     A signature received
     pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

3.9  This Agreement supercedes all previous Agreements.

DATED this 15th day of August, 2001.

/s/ L. Evan Baergen                   /s/ Cliff Mastricola
--------------------------            --------------------------
L. Evan Baergen, President            Cliff Mastricola
Green Fusion Corporation